Exhibit 5

October 5, 2010

Public Service Company of Colorado
1800 Larimer Street, Suite 1100
Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel for Public Service Company of Colorado, a Colorado corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”):

(i)	secured unsubordinated debt securities of the Company in the form filed as Exhibit 4(a)(4) to the Registration Statement, with appropriate insertions (the “Mortgage Bonds”); and

(ii)	unsecured unsubordinated debt securities of the Company in the form filed as Exhibit 4(b)(4) to the Registration Statement, with appropriate insertions (the “Senior Debt Securities”).

The Securities may be offered separately or together with other Securities, in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Mortgage Bonds are to be issued under the Indenture dated October 1, 1993 between the Company and U.S. Bank Trust National Association, as successor trustee (the “Mortgage Bond Trustee”), filed as Exhibit 4(a)(1) to the Registration Statement, as supplemented by Supplemental Indenture No. 3 dated as of September 2, 1994 and further supplemented by a supplemental indenture relating to the Mortgage Bonds (collectively, the “Mortgage Bond Indenture”).  The Senior Debt Securities are to be issued under the Indenture dated July 1, 1999 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Trustee”), filed as Exhibit 4(b)(1) to the Registration Statement (the “Senior Indenture” and together with the Mortgage Bond Indenture, referred to herein collectively as the “Indentures” and individually as an “Indenture”).

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities.

Public Service Company of Colorado
October 5, 2010

We have examined or are otherwise familiar with the Amended and Restated Articles of Incorporation and the Bylaws (collectively, the “Constituent Documents”) of the Company, the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that:

1.
upon the qualification of the Mortgage Bond Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Mortgage Bond Indenture will be a valid and binding obligation of the Company with respect to issuances of any Mortgage Bonds under the Registration Statement;

2.
with respect to any Mortgage Bonds, upon (a) the qualification of the Mortgage Bond Indenture under the Trust Indenture Act, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Mortgage Bonds, (c) the due execution and delivery of such Mortgage Bonds, and (d) the due authentication by the Mortgage Bond Trustee of such Mortgage Bonds pursuant to the Mortgage Bond Indenture, such Mortgage Bonds will be valid and binding obligations of the Company;

3.
upon the qualification of the Senior Indenture under the Trust Indenture Act, the Senior Indenture will be a valid and binding obligation of the Company with respect to issuance of any Senior Debt Securities under the Registration Statement; and

4.
with respect to any Senior Debt Securities, upon (a) the qualification of the Senior Indenture under the Trust Indenture Act, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Senior Debt Securities, (c) the due execution and delivery of such Senior Debt Securities, and (d) the due authentication by the Senior Trustee of such Senior Debt Securities pursuant to the Senior Indenture, such Senior Debt Securities will be valid and binding obligations of the Company;

except, that, to the extent they relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting the enforcement of creditors’ rights and, in the case of the Mortgage Bond Indenture and the Mortgage Bonds, laws affecting the rights of mortgagees and other secured parties generally and state laws which affect the enforcement of certain remedial provisions, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

Public Service Company of Colorado
October 5, 2010

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) a prospectus supplement describing each series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (c) at the time any Securities are authorized, issued, executed, authenticated, acknowledged or delivered, the Company will remain duly organized, validly existing and in good standing under the laws of the State of Colorado, there will not have occurred any change in the law or in the Constituent Documents affecting such authorization, issuance, execution, authentication, acknowledgement or delivery, and no relevant Corporate Proceedings will have been modified or rescinded, (d) the terms of the Securities will be established in conformity with the applicable Indenture and so as not to violate or be void under any applicable law, (e) the Public Utilities Commission of the State of Colorado shall have issued an order authorizing and approving the issuance and sale of the Securities, (f) the Securities will be issued (i) upon receipt by the Company of the consideration therefor designated in the applicable Corporate Proceedings, which consideration shall be lawful, and (ii) otherwise in accordance with, and in compliance with any limitations set forth in, the applicable Corporate Proceedings or the Constituent Documents, (g) the number or amount of any Securities issued will not exceed the then remaining unreserved and unissued number or amount of such Securities authorized for issuance in the relevant Corporate Proceedings, (h) all certificates evidencing the Securities will be in the form required by law and approved for issuance by the Company, (i) none of the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of the Indentures or any Securities, nor compliance by the Company with its obligations thereunder, will violate, conflict with or constitute a default or event of default under, or require any filing with or approval of any court or governmental body under, the Constituent Documents as then in effect (in the case of any Securities to be issued), any law then applicable to the Company, any agreement or instrument then binding upon the Company or its properties, or any then effective order of any court or governmental body having jurisdiction over the Company or its properties, (j) the Company has made all filings and registrations required to enable it to execute, deliver and perform its obligations under each of the Indentures and the Securities, and (k) the Company has received value for the liens and security interests granted under the Mortgage Bond Indenture with respect to the Mortgage Bonds.

Public Service Company of Colorado
October 5, 2010

We have relied as to certain relevant factual matters upon certificates of public officials and certificates of and/or information provided by officers and employees of the Company as to the accuracy of such factual matters without independent verification thereof or other investigation.  We have also relied, without investigation, upon the following assumptions: (a) natural persons acting on behalf of the Company have sufficient legal capacity to enter into and perform, on behalf of the Company, the transaction in question or carry out their role in it, (b) each party to any instrument or agreement relevant hereto other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such instrument or agreement enforceable against it, (c) each party to any instrument or agreement relevant hereto other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Company, (d) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, (e) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, (f) the conduct of the parties to any instrument or agreement relevant hereto has complied with any requirement of good faith, fair dealing and conscionability, (g) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of instrument or agreement relevant hereto, (h) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of any relevant jurisdiction are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in Colorado or New York, as applicable, and are in a format that makes legal research reasonably feasible, and (i) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a published decision in the relevant jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, and (i) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation or repose).  In addition, we express no opinion with respect to any provision of the Mortgage Bond Indenture purporting to grant a security interest solely based on a description of collateral as “all the debtor’s assets” or “all the debtor’s personal property”, or using words of similar import.

Public Service Company of Colorado
October 5, 2010

Although the Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars.  Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

Our opinions set forth herein are limited to the laws of the State of Colorado (and to property located in the State of Colorado), the laws of the State of New York and the federal laws of the United States of America.  We have assumed that the choice of New York law to govern the Mortgage Bond Indenture and the Mortgage Bonds (except as specified otherwise therein), the Senior Indenture and the Senior Debt Securities will be upheld.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

FAEGRE & BENSON LLP

By	/s/ Charles D. Calvin
Charles D. Calvin